INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in this Registration Statement on Form SB-2/A (Amendment No. 2) for Tryx Ventures Corp. of our Auditors' Report dated May 30, 2003, relating to the financial statements of Tryx Ventures Corp. as of March 31, 2003 and 2002 and for the years then ended, and to the reference to our Firm under the caption "Experts" in the Registration Statement.

Vancouver, Canada	"Morgan & Company"

April 23, 2004	Chartered Accountants